EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 25, 2020 with respect to the consolidated financial statements for the year ended June 30, 2020 of Standex International Corporation included in the Annual Report on Form 10-K for the year ended June 30, 2022, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

August 8, 2022